Exhibit 4.4

THE CLOROX COMPANY

____________________

FIRST SUPPLEMENTAL INDENTURE
Dated as of           , 2009
with
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

To

INDENTURE
Dated as of October 9, 2007
with
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

____________________

Senior Debt Securities

FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November _, 2009, between The Clorox Company, a Delaware corporation (the “Issuer”), The Bank of New York Mellon Trust Company, N.A. (“BNYMTC”), a national banking association, and Wells Fargo Bank, National Association, a national banking association (“Wells Fargo Bank”).

W I T N E S S E T H :

     WHEREAS, the Issuer and BNYMTC are parties to an Indenture dated as of October 9, 2007 (the “Indenture”);

     WHEREAS, Sections 101, 301, and 901 of the Indenture contemplate the designation of a Person other than BNYMTC to act as Trustee for one or more series of Securities under the Indenture;

     WHEREAS, the Issuer, by action duly taken, has authorized the execution of this Supplemental Indenture and the designation of Wells Fargo Bank as a Trustee (in addition to, and not in place of BNYMTC) under the Indenture;

     WHEREAS BNYMTC serves as Trustee with respect to the Company’s 5.45% Senior Notes due 2012, 5.00% Senior Notes due 2013, and 5.95% Senior Notes due 2017 (the “Outstanding Series”);

     WHEREAS, in accordance with Sections 102 and 903 of the Indenture, the Issuer has delivered to BNYMTC and Wells Fargo Bank an Officers’ Certificate and an Opinion of Counsel certifying that this Supplemental Indenture complies with applicable provisions of the Indenture and that all conditions precedent under the Indenture relating to the execution of this Supplemental Indenture have been complied with;

     NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

1)	DEFINITIONS. Capitalized terms used but not defined in this Supplemental Indenture shall have the specified meanings set forth in the Indenture.

2)	RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities (whether heretofore or hereafter authenticated and delivered) shall be bound hereby.

3)	TRUSTEES. Wells Fargo Bank shall serve as Trustee, pursuant to the Indenture, as supplemented by this Supplemental Indenture, with respect to one or more series of the Securities upon its designation as such by the Issuer. BNYMTC shall serve as Trustee, pursuant to the Indenture, as supplemented by this Supplemental Indenture, with respect to the Outstanding Series and with respect to one or more series of Securities with respect to which it, at any time after the date hereof, is designated as such by the Issuer.

4)	FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION. Notwithstanding Section 202 of the Indenture, subject to Section 614 of the Indenture, the Certificate of Authentication on all of the Securities for which Wells Fargo Bank is designated as Trustee shall be in substantially the following form:

“This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By
Authorized Signatory”

5)	AUTHENTICATING AGENTS. If an appointment is made pursuant to Section 614 of the Indenture with respect to one or more series of the Securities for which Wells Fargo Bank is designated as Trustee, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certification of authentication, an alternate certificate of authentication in the following form:

“This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By		By
	As Authenticating Agent		Authorized Signatory”

6)	SUPPLEMENTAL INDENTURES. Notwithstanding anything to the contrary in the Indenture, any supplemental indenture being entered into to create a new series of Securities under the Indenture need only be signed by the Issuer and the Trustee of such series of Securities, and any supplemental indenture amending, modifying, waiving or otherwise making any change to the terms of any series of Securities need only be signed by the Issuer and the Trustee of the applicable series of Securities.

7)	GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

8)	CONFLICTS WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Supplemental Indenture by any provision of the Trust Indenture Act of 1939, as amended, such required provision shall control.

9)	COUNTERPARTS. This Supplemental Indenture may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

10)	EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

11)	SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

12)	SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13)	BNYMTC. BNYMTC shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained here. No duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by BNYMTC by reason of this Supplemental Indenture or in connection with any series of Securities for which Wells Fargo Bank has been designated to act as Trustee or in connection with any related supplemental indenture between the Company and Wells Fargo Bank. This Supplemental Indenture is executed and accepted by BNYMTC, not in its individual capacity, but solely as Trustee under the Indenture and subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to BNYMTC, as Trustee, with respect hereto. In entering into this Supplemental Indenture, BNYMTC shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY:

THE CLOROX COMPANY

By:
Name:
Title:

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:
Name:
Title:

TRUSTEE:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:
Name:
Title: